EXHIBIT 99.2
Quarterly Stockholder Update by Murphy Oil Corporation
This letter serves as a supplement to our earnings release for the third quarter of 2026. Please see the information regarding forward-looking statements and non-GAAP financial information1 included at the end of this letter. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude noncontrolling interest (NCI)2.
HOUSTON, Texas, November 4, 2026
Murphy Oil Corporation Stockholders,
In the third quarter of 2026, Murphy delivered strong results across our portfolio while expanding our long-term resource potential. We advanced our appraisal program at Bubale offshore Côte d'Ivoire, made a new oil discovery at Lac Da Trang (White Camel) North in Vietnam, achieved first oil at Lac Da Vang (Golden Camel), and brought the Chinook #8 development well online in the Gulf of America — all in a single quarter. Production also exceeded the high end of guidance, reflecting the continued strength of our base business and the consistent execution by our teams.
Individually, any one of these milestones would have defined a strong quarter, but together they represent one of the clearest demonstrations of Murphy's strategy: Explore, Develop, Deliver. In this letter, I will detail what each of these achievements means for Murphy and the path ahead.
EXPLORATION AND APPRAISAL UPDATE
Our exploration and appraisal program continued to expand Murphy’s offshore opportunity set during the quarter. In Côte d'Ivoire, the Bubale West-1X well confirmed oil approximately eight miles west and 1,100 feet downdip from the original discovery, encountering hydrocarbons in the Turonian and Albian reservoirs. These results extend the known footprint of the Turonian accumulation, introduce an additional reservoir, and reinforce the case for continued appraisal.

In Block 15-1/05 offshore Vietnam, the Lac Da Trang North-1X exploration well encountered 131 feet of net oil pay. Its tieback potential to Lac Da Vang infrastructure offers a path to efficient capital deployment, earlier production, and stronger project economics. This is the benefit of the hub-and-spoke strategy we highlighted earlier in the year: with Lac Da Vang producing, exploration success nearby can build on existing infrastructure and accelerate value.
Also in Vietnam, Hai Su Vang (Golden Sea Lion) remains on track for final investment decision (FID) in late 2027. In the Gulf of America, subsequent to the third quarter, we were awarded six blocks from the August federal lease sale and are evaluating exploration opportunities across our acreage. In West Africa, we signed agreements this week for two exploration blocks offshore Mauritania. We also expect to finalize an agreement in Cameroon before year-end.
THIRD QUARTER 2026 SUMMARY
Production - Murphy delivered third quarter production of 186,500 barrels of oil equivalent per day (BOEPD), exceeding the high end of our guidance range. Average oil production of 84,200 barrels of oil per day (BOPD) also exceeded guidance. This outperformance was primarily driven by the acceleration of our final 2026 pad in the Eagle Ford Shale, new well outperformance and lower royalties in the Tupper Montney, and minimal storm downtime in the Gulf of America.
Looking to the fourth quarter, we expect production of 174,000 to 182,000 BOEPD. Lower sequential volumes primarily reflect the timing of onshore well deliveries and higher natural gas royalties in Tupper Montney associated with anticipated stronger seasonal pricing. Approximately 70 percent of the quarter-over-quarter decline is attributable to natural gas, resulting in a relatively modest impact to cash flow. Hurricane Isaias also reduced our fourth-quarter outlook by approximately 3,700 BOEPD.
For the full year, we are raising production guidance by 6,000 BOEPD at the midpoint to a range of 176,000 to 178,000 BOEPD, driven by strong outperformance across the portfolio.

Prices - Oil prices remained elevated in a constructive but volatile market defined by geopolitical disruption and historically high inventory draws. Our unhedged position allowed Murphy to capture the full benefit of those prices. We realized $89.35 per barrel of oil and $1.84 per thousand cubic feet (MCF) of natural gas during the quarter. Canadian gas realizations of $1.63 per MCF were particularly affected by AECO pricing, where strong Western Canadian supply continued to weigh on the benchmark.
Capital Expenditures (CAPEX) - CAPEX during the third quarter was $422 million, in line with our guidance. Full-year 2026 CAPEX guidance remains at a midpoint of $1.55 billion, consistent with what we communicated in our second quarter update. With the 2026 exploration and appraisal campaign now complete and Lac Da Vang and Chinook #8 online, we have materially reduced the execution risk embedded in our second-half 2026 development program.
Lease Operating Expense (LOE) - LOE averaged $8.20 per BOE in the third quarter. In line with our prior guidance, LOE is tracking higher in the fourth quarter driven by proactive offshore workover activity in the Gulf of America and start-up costs at Lac Da Vang. Even with that step-up, we expect full-year LOE toward the lower end of our previously guided $10 to $12 per BOE range, a credit to the discipline and efficiency of our operations teams.
Financial Metrics - Murphy continued to generate strong financial results during the third quarter, supported by consistent operational execution across the portfolio. We generated $48 million of free cash flow1 while advancing several high-impact growth projects. Net income in the quarter was $171 million, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)1 was $511 million, and operating cash flow excluding working capital adjustments1 was $515 million. These results reflect the strength of our diversified asset base and our ability to fund growth while maintaining a strong underlying financial position.
OPERATIONAL UPDATE
Our producing assets delivered another quarter of exceptional execution, while two major projects reached first production.
In the Eagle Ford Shale, we brought online 14 wells in Catarina during the quarter, including six originally planned for the fourth quarter. We concluded this year’s operated program with a 26 percent reduction in well cost per lateral foot compared to 2025 and some of the best performing wells in Company history. Continued strong well performance and improved capital efficiency reinforce the Eagle Ford’s role as a reliable cash flow generator which supports incremental investment in the asset.
Tupper Montney also contributed meaningfully to our third quarter production outperformance, as eight wells came online early in the period and helped keep the Tupper West plant running at full capacity. Reaching that level with 20 percent fewer wells than in 2025 reflects continued capital efficiency and higher per-well productivity.
In the Gulf of America, Chinook #8 commenced production late in the third quarter with a gross peak production rate of approximately 15 MBOEPD. Chinook #8 is a strong example of infrastructure-led development. It adds oil-weighted production through a facility we own, begins generating cash flow without the cost and lead time of a new platform, and reinforces the strategic value of our Pioneer FPSO (Floating Production, Storage and Offloading) vessel acquisition in 2025.
In Vietnam, we achieved first oil from Lac Da Vang in Block 15-1/05 on September 27, delivering a major offshore project safely, on schedule, and within budget. This is another demonstration of our offshore and international execution capability. The project is expected to contribute approximately 3 to 5 MBOEPD in 2027, growing to an estimated peak net production of approximately 10 to 15 MBOEPD in 2028 or 2029.
CAPITAL ALLOCATION, SHAREHOLDER RETURNS AND BALANCE SHEET
I recognize that our growing opportunity set raises an important question for investors: how will Murphy fund what comes next? The answer lies in the steps we have taken over the years to reduce debt, improve liquidity, build a flexible portfolio, and maintain capital discipline.
Our balance sheet is the foundation. At quarter end, total debt was $1.63 billion, with net debt1 of approximately $1.13 billion. Cash and cash equivalents totaled approximately $500 million, and we had no outstanding borrowings under our $2.0 billion revolving credit facility. We intend to protect this financial strength as we move our opportunities forward.
Beyond the balance sheet, we have multiple levers to fund future investments. The first is cash flow from our base business. With low breakevens and a strong production base, our existing assets provide a solid foundation for funding future growth. At $80 Brent, our newest projects at Chinook and Lac Da Vang are expected to generate approximately $1 billion in combined free cash flow1 over the next five years. Additionally, the Eagle Ford Shale acceleration we announced earlier this year is designed to generate additional cash flow ahead of a potentially more capital-intensive offshore development cycle. Farm-downs and selective asset monetization remain additional tools we will consider if the timing and value are right.
Another key advantage is our operatorship position. As operator in Côte d'Ivoire and Vietnam, we have greater influence over the pace of appraisal, the timing of development, and the sequencing of capital spending. This allows us to thoughtfully sequence opportunities and allocate capital.
Ultimately, our goal is to create lasting value for shareholders by investing in the right opportunities. Our consistent, competitive dividend remains an important part of that approach, with $50 million returned to shareholders in the third quarter. Beyond the dividend, we continue to assess where the incremental dollar creates the most value, whether investing in our opportunities or repurchasing shares when we view them to be significantly undervalued. While we did not repurchase shares this quarter, $550 million remains under our share repurchase authorization.
CLOSING
The results we delivered this quarter reflect our ability to create value at every stage of the asset life cycle. From finding oil to efficiently bringing it online and reliably operating our assets, this breadth of capabilities is what differentiates Murphy. For shareholders, that means a deep inventory of opportunities and meaningful growth potential through the drill bit, rather than relying solely on acquisitions to replenish our portfolio.
Looking ahead, we remain focused on converting our momentum into durable value. In 2027, we expect to sharpen our understanding of the resources discovered in Côte d’Ivoire and Vietnam and identify the most attractive development pathways. As previously communicated, we also plan to increase investment in the Eagle Ford Shale, leveraging its capital efficiency and cash generation to help fund disciplined growth across the portfolio.

None of what I have described happens without our people. I am proud of what our teams delivered this quarter and am grateful for their judgment, persistence, and execution.
Thank you for your continued trust as we work to create lasting value for our shareholders.

Eric M. Hambly
President and Chief Executive Officer

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 5, 2026
Murphy will host a conference call to discuss third quarter 2026 financial and operating results on Thursday, November 5, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 833-461-5787, conference ID 940122717. For additional information, please refer to the Third Quarter 2026 Earnings Presentation available under the News and Events section of the Investor Relations website.
FORWARD-LOOKING STATEMENTS
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the ongoing conflict in the Middle East involving Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this letter. Each forward-looking statement contained in this letter speaks only as of the date of this letter. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
1 This letter contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see Exhibit 99.1 on Form 8-K filed on November 4, 2026, for reconciliations of the differences between the non-GAAP financial measures used in this letter and the most directly comparable GAAP financial measures.
2 In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

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